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                     INDEPENDENT AUDITOR'S CONSENT


We do hereby consent to the use of our report dated January 31, 2000 on the financial statements of Wahoo Capital Ventures, Inc. included in and made part of the registration statement of Wahoo Capital Ventures, Inc. dated March 12, 2000.


March 12, 2000

/s/ James E. Scheifley & Associates, PC
     Certified Public Accountant